UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC. (Exact name of registrant as specified in its charter)	CITIGROUP GLOBAL MARKETS HOLDINGS INC. (Exact name of registrant as specified in its charter)
DELAWARE (State of incorporation or organization)	NEW YORK (State of incorporation or organization)
52-1568099 (I.R.S. Employer Identification No.)	11-2418067 (I.R.S. Employer Identification No.)
388 Greenwich Street New York, New York (Address of principal executive offices) 10013 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Medium Term Senior Notes, Series N, Floating Rate Notes Due April 26, 2028	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	333-224495, 333-224495-03
Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the Medium-Term Senior Notes, Series N, Floating Rate Notes Due April 26, 2028 (the “Notes”) of Citigroup Global Markets Holdings Inc. and the description of Citigroup Inc.’s guarantee of the Notes, each to be registered hereunder, is contained in (i) the Pricing Supplement relating to the Notes, dated April 22, 2021, to the Registrants’ Prospectus and Prospectus Supplement, each dated May 14, 2018 (the “Prospectus”), included in the Registrants’ Registration Statement on Form S-3 (File Nos. 333-224495 and 333-224495-03), as amended, (ii) the section captioned “Description of the Notes” in the Registrants’ Prospectus Supplement, dated May 14, 2018, to the Prospectus and (iii) the section captioned “Description of Debt Securities” in the Prospectus, and such Pricing Supplement, Prospectus Supplement and Prospectus are incorporated herein by reference.

Item 2.	Exhibits.

3.1	Restated Certificate of Incorporation of Citigroup Inc., as amended to date (incorporated herein by reference to Exhibit 3.01 to Citigroup Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-09924)).

3.2	By-Laws of Citigroup Inc., as amended effective December 18, 2019 (incorporated herein by reference to Exhibit 3.1 to Citigroup Inc.’s Current Report on Form 8-K filed December 18, 2019 (File No. 001-09924)).

3.3	Restated Certificate of Incorporation of Citigroup Global Markets Holdings Inc. (incorporated herein by reference to Exhibit 4.7 to Citigroup Inc.’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-192302)).

3.4	By-Laws of Citigroup Global Markets Holdings Inc., as amended effective February 6, 2007 (incorporated herein by reference to Exhibit 4.8 to Citigroup Inc.’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-192302)).

4.1	Senior Debt Indenture, dated as of March 8, 2016, which includes the Citigroup Inc. guarantee, among Citigroup Global Markets Holdings Inc., as issuer, Citigroup Inc., as guarantor, and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to Citigroup Inc.’s Current Report on Form 8-K filed March 9, 2016 (File No. 001-09924)).

4.2	First Supplemental Indenture, dated as of March 1, 2017, which includes the Citigroup Inc. guarantee, among Citigroup Global Markets Holdings Inc., as issuer, Citigroup Inc., as guarantor, and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.24 to Citigroup Inc.’s Registration Statement on Form S-3 (File No. 333-216372)).

4.3

Second Supplemental Indenture, dated as of April 13, 2020, which includes the Citigroup Inc. guarantee, among Citigroup Global Markets Holdings Inc., as issuer, Citigroup Inc., as guarantor, and The Bank of New York Mellon, as trustee, (incorporated herein by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed April 13, 2020 (File No. 001-09924) and incorporated herein by reference).

4.4	Form of Citigroup Global Markets Holdings Inc. Medium-Term Senior Notes, Series N (incorporated herein by reference to Exhibit 4.34 to Citigroup Inc.’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-192302)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 23, 2021

CITIGROUP INC.

By:	/s/ Elissa Steinberg
	Name:	Elissa Steinberg
	Title:	Assistant Treasurer

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Gonzalo Martin
	Name:	Gonzalo Martin
	Title:	Treasurer